EXHIBIT 10.4
FIG Acquisition Corp.
Warrant Purchase Agreement
     THIS WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of [•], 2008 by and between FIG Acquisition Corp., a Delaware corporation (the “Company”), and KBW, Inc. (the “Purchaser”).
     WHEREAS, the Company desires to commit to issue and sell, and the Purchaser desires to commit to purchase and acquire, Private Placement Warrants (as defined herein) on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, IT IS AGREED among the parties as follows for and in consideration of the promises and mutual covenants set forth herein:
     1. Purchase of Private Placement Warrants. Subject to and immediately prior to the completion of the Company’s initial public offering (the “IPO”), the Purchaser hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, 5,500,000 warrants, reduced by the number of warrants purchased by certain employees of KBW, Inc. or its subsidiaries or affiliates (each an “Private Placement Warrant”), at a purchase price of $1.00 per Private Placement Warrant for an aggregate purchase price of up to $5,500,000 (the “Purchase Price”). Each Private Placement Warrant shall entitle the holder thereof to purchase one share of the common stock of the Company, par value $0.0001 per share (the “Common Stock”) at an exercise price of $7.50, in accordance with the terms set forth in the certificate evidencing the Private Placement Warrants, substantially in the form attached hereto as Exhibit A, and shall be subject to the terms of a warrant agreement, to be entered into by and between the Company and American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), upon execution thereof.
     2. Closing. The closing of the purchase and sale of the Private Placement Warrants hereunder, including payment for and delivery of the Private Placement Warrants, shall occur at the offices of the Company or the Company’s legal counsel immediately prior to, and shall be subject to, the completion of the IPO.
     3. Payment of Purchase Price. The Purchase Price shall be tendered in full at the Closing in immediately available funds.
     4. Limitations on Transfer. The Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Private Placement Warrants (and the shares of Common Stock issued upon exercise thereof) during the respective “Escrow Period” (as such term is defined in a stock escrow agreement, substantially in the form attached hereto as Exhibit B, the “Escrow Agreement”), except (i) as otherwise permitted in the Escrow Agreement, (ii) in compliance with applicable securities laws and (iii) in compliance with the Warrant Agreement.
     5. Restrictive Legends. All certificates representing the Private Placement Warrants shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):
     (a) “THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SECURITIES EVIDENCED BY THIS CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO FORFEITURE AND ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN (I) THE WARRANT AGREEMENT DATED AS OF [•] BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT AND (II) THE STOCK ESCROW AGREEMENT DATED AS OF [•] BY AND BETWEEN THE HOLDER, THE COMPANY AND THE ESCROW AGENT. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
     (b) Any legend required by appropriate blue sky officials.
     6. Lock-Up Agreement. At or prior to the closing of the IPO, the Purchaser shall enter into a lock-up agreement with the Company and the representative of the underwriters of the IPO, Banc of America Securities LLC, pursuant to which, subject to certain limited exceptions, the Purchaser shall not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer, hedge or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act, or otherwise dispose of or transfer, or make any demand for, or exercise any right for the registration of any of the Private Placement Warrants or the shares of Common Stock underlying such Private Placement Warrants, until after the consummation of the Company’s initial business combination. These exceptions include transfers to permitted transferees, who agree in writing to be bound by such transfer restrictions. However, if (a) during the last 17 days of the applicable lock-up period described above, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) before the expiration of the applicable lock-up period described above, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of such applicable lock-up period, such applicable lock-up period will be extended for 18 days beginning on the date of the issuance of the earnings release or the occurrence or the material news or of the material event.
     7. Representations and Warranties of the Purchaser. In connection with the purchase of the Private Placement Warrants, the Purchaser represents to the Company the following:
     (a) The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and is able to bear the risk of an entire loss of its investment in the Private Placement Warrants;
     (b) The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Private Placement Warrants. The Purchaser is purchasing the Private Placement Warrants for investment for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Private Placement Warrants involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to the Purchaser’s acquisition of the Private Placement Warrants. The Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Private Placement Warrants, and is able to bear the economic risk of an investment in the Private Placement Warrants in the amount contemplated hereunder. The Purchaser understands that the Company is a blank check development stage company recently formed for the purpose of consummating an initial business combination (as such term is defined in the Certificate of Incorporation of the Company, as the same may be amended from time to time) and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a business combination.
     (c) The Purchaser understands that the Private Placement Warrants (and the shares of Common Stock issuable upon exercise thereof) have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties and agreements of Purchaser set forth herein to determine the availability of such exemptions and the eligibility of Purchaser to acquire such Private Placement Warrants, including, but not limited to, the bona fide nature of the Purchaser’s investment intent as expressed herein.
     (d) The Purchaser further acknowledges and understands that the Private Placement Warrants (and the shares of Common Stock issuable upon exercise thereof) must be held indefinitely, subject to any expiration, unless the Private Placement Warrants (and the             shares of Common Stock issuable upon exercise thereof) are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser understands that the certificate evidencing the Private Placement Warrants (and the shares of Common Stock issuable upon exercise thereof) will be imprinted with a legend which prohibits the transfer of the Private Placement Warrants (and the shares of Common Stock issuable upon exercise thereof) unless such Private Placement Warrants (and the shares of Common Stock issuable upon exercise thereof) are registered or such registration is not required in the opinion of counsel for the Company.
     (e) The Purchaser is familiar with the provisions of Rule 144 under the Securities Act (as in effect from time to time, “Rule 144”), which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Private Placement Warrants (and the shares of Common Stock issuable upon exercise thereof) under the Securities Act, the Private Placement Warrants (and the shares of Common Stock issuable upon exercise thereof) may be resold by the Purchaser only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

     (f) The Purchaser further understands that, at the time the Purchaser wishes to sell the Private Placement Warrants, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Private Placement Warrants (and the shares of Common Stock issuable upon exercise thereof) under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Section 7(e) and this Section 7(f) hereof, the Purchaser understands that, under current interpretations, the Purchaser may be considered a promoter of the Company and understands that it is the position of the SEC that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.
     (g) The Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by Purchaser in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by the Purchaser. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The purchase of the Private Placement Warrants does not conflict with the organizational documents of the Purchaser or with any material contract by which the Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property. The principal place of business of the Purchaser is as set forth on the signature page hereto.
     (h) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.
     (i) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Placement Warrants or the fairness or suitability of the investment in the Private Placement Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Private Placement Warrants.
     8. Registration Rights Agreement. At or prior to the closing of the IPO, the company and the Purchaser shall enter into a mutually satisfactory registration rights agreement having the terms described in the Registration Statement.
     9. Indemnification. The Purchaser hereby agrees to indemnify and hold harmless the Company and the Company’s officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Purchaser and contained herein, or (b) arise out of or are based upon any breach by the Purchaser of any representation, warranty or agreement made by the Purchaser contained herein.
     10. Miscellaneous.
     (a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile, if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by a 10 days’ advance written notice to the other party hereto.
     (b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser and its successors and assigns.
     (c) Attorneys’ Fees; Specific Performance. The Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.
     (d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law thereof. The parties agree that any action brought by any party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.
     (e) Further Execution. The parties agree to take all such further action(s) as may be reasonably necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with, or otherwise qualify the issuance of the securities that are the subject of, this Agreement.
     (f) Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

     (g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
     (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     (i) Survival. The representations and warranties contained herein will survive the delivery of, and the payment for, the Private Placement Warrants.
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     IN WITNESS WHEREOF, the parties hereto have executed this Warrant Purchase Agreement as of the day and year first above written.

FIG ACQUISITION CORP.

By:

Name:	Peter E. Roth

Title:	Chief Executive Officer

Address:	787 Seventh Avenue
New York, NY 10019

KBW, INC.

By:

Name:

Title:

Address:	787 Seventh Avenue
New York, NY 10019
Signature Page to the Warrant Purchase Agreement

EXHIBIT A
FORM OF WARRANT CERTIFICATE

EXHIBIT B
STOCK ESCROW AGREEMENT